Exhibit 24
POWER OF ATTORNEY
November 2, 2007
          Know all men by these presents that the undersigned does hereby make, constitute and appoint Tracy Hogan, Marc Bodnick, Paul Hewson, Fred Anderson and Bret Pearlman, or any of them, as a true and lawful attorney-in-fact of such undersigned with full powers of substitution and revocation, for and in the name, place and stead of such undersigned (both in such undersigned’s individual capacity and as a director, officer, member, partner or other authorized person of any corporation, limited liability company, partnership or other entity for which such undersigned is otherwise authorized to sign), to execute and deliver such forms, agreements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission in the undersigned’s capacity as a director of Palm, Inc. (including, without limitation, any amendments or supplements to any reports, forms or schedules previously filed by such persons or entities): (i) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, any Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including, without limitation, the Form ID.

          IN WITNESS WHEREOF, the undersigned hereby executes this Power of Attorney as of the date first written above.

/s/ Roger McNamee
Roger McNamee